CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 29, 2014, with respect to the financial statements and financial highlights of the Stock Fund, Risk-Managed Allocation Fund, International Alpha Strategies Fund, Kansas Tax-Exempt Bond Fund, Boyd Watterson Short-Term Enhanced Bond Fund, Boyd Watterson Core Plus Fund (the portfolios constituting the American Independence Funds Trust) appearing in the October 31, 2014 Annual Report to Shareholders on Form N-CSR, which is incorporated by reference in this Post-Effective Amendment No. 112 to the Registration Statement No. 333-124214 on Form N-1A (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statement of Additional Information.

/s/ GRANT THORNTON LLP

Chicago, Illinois

February 27, 2015